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                                                            Exhibit 23.2

              Consent of Independent Certified Public Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Pinnacle Holdings Inc. of the following:
(1) our report dated March 4, 1998 relating to the consolidated financial statements of Pinnacle Holdings Inc., (2) our report dated February 9, 1998 relating to the combined financial statements of Shore Communications. (3) our report dated February 9, 1998 relating to the combined financial statements of Tidewater Communications and (4) our report dated February 9, 1998 relating to the combined financial statements of Majestic Communications, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP

Tampa, Florida
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March 31, 1998